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                                                                   Exhibit 10.25

                           MERIDIAN BIOSCIENCE, INC.

                  SAMPLE NON-QUALIFIED STOCK OPTION AGREEMENT


     1. Meridian Bioscience, Inc. hereby grants to the Optionee named below an non-qualified stock option to purchase, in accordance with and subject to the terms and restrictions of the Company's 1996 Stock Option Plan as Amended and Restated, a copy of which is attached hereto and made part hereof, the number of shares of Common Stock of the Company at the price set forth below as follows:

          Optionee ______________________________________________

          No. of Shares Covered by Option _______________________

          Option Price Per Share ________________________________

          Date of Grant _________________________________________

          Expiration Date _______________________________________

     2. This option is granted pursuant to Meridian's 1996 Stock Option Plan as Amended and Restated pursuant to the authority given to the Committee in
Article 5 which entitles the Committee to grant options on such terms and conditions as the Committee may determine and the authority in Section 6.1 wherein the Committee may establish different exercise schedules and impose other conditions upon exercise for any particular option or groups of options.

     3. This option shall not vest until nine years from the date of grant except it shall become exercisable upon occurrence of any of the following:

          3.1 This option will become exercisable to the extent of one-third of the shares originally covered by this option if the closing sales prices for the Company's Common Shares on the Nasdaq National Market become or exceed $12 per share for a period of thirty consecutive trading days during fiscal 2002 and the first thirty days thereafter; or

          3.2 This option will become exercisable to the extent of two-thirds of the shares originally covered by this option if the closing sales prices for the Company's Common Shares on the Nasdaq National Market become or exceed $13 per share for a period of thirty consecutive trading days during fiscal 2002 and the first thirty days thereafter; or
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                                      -2-

                     NON-QUALIFIED STOCK OPTION AGREEMENT

          3.3 This option will become exercisable to the extent of all of the shares originally covered by this option if the closing sales prices for the Company's Common Shares on the Nasdaq National Market become or exceed $14 per share for a period of thirty consecutive trading days during fiscal 2002 and the first thirty days thereafter; or

          3.4 Substantially all of the assets of the Company are sold in fiscal 2002; or

          3.5 As otherwise provided in the 1996 Stock Option Plan as Amended and Restated.

     4. To the extent that the percentage of this Option which becomes exercisable is not exercised in any given year it may be exercised in the subsequent years of the term of this Option. The Option granted under this Agreement may not be exercised for less than ten shares at any time, or the remaining shares then purchasable under the Option if less than ten. In no event may this Option be exercised after the expiration of ten years from the date of grant of this Option.

     5. This Option may be exercised for the number of shares specified by written notice delivered to the Secretary of the Company accompanied by full payment, in the manner and subject to the conditions set forth in the Plan, for the number of shares in respect of which it is exercised. If any applicable law or regulation requires the Company to take any action with respect to the shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Code of Regulations of the Company to effect due issuance of the shares, the Company shall take such action and the date for delivery of such stock shall be extended for the period necessary to take such action.

     6. This Option is not transferable other than by will or by operation of the laws of descent and distribution or as otherwise provided in the attached 1996 Stock Option Plan as Amended and Restated and is subject to termination as provided in the Plan.

     IN WITNESS WHEREOF, the Company has executed this Agreement on this ______ day of October, 2001.


                                BY:
                                    Name: Melissa Lueke
                                    Its:  Vice President, Chief Financial
                                          Officer
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                     NON-QUALIFIED STOCK OPTION AGREEMENT

     I hereby accept the above Option to purchase shares of Common Stock of Meridian Bioscience, Inc. granted above in accordance with and subject to the terms and conditions of this Agreement and its 1996 Stock Option Plan as Amended and Restated and agree to be bound thereby.


Date Accepted:

October ___, 2001